UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

SCHEDULE 14A INFORMATION

Proxy Statement Pursuant to Section 14(a) of
the Securities Exchange Act of 1934 (Amendment No.          )

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First Financial Service Corporation
(Name of Registrant as Specified In Its Charter)
Not Applicable
(Name of Person(s) Filing Proxy Statement, if other than the Registrant)

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April 15, 2009

Dear Shareholder:

        You are cordially invited to attend the 2009 Annual Meeting of Shareholders of First Financial Service Corporation to be held at our corporate headquarters, 2323 Ring Road, Elizabethtown, Kentucky on Wednesday May 20, 2009 at 5:00 p.m.

        The attached Notice of Annual Meeting and Proxy Statement describes the formal business to be transacted at the meeting. During the meeting, we will report on our business and operations. Our Annual Report, which accompanies our proxy statement, contains detailed information concerning activities and operating performance during 2008.

        To ensure that you are represented at the meeting, please complete, sign, and return the enclosed proxy card as promptly as possible. Your early attention to the proxy statement will be greatly appreciated because it will reduce the cost we incur in obtaining your voting instructions. If you attend the meeting, you may vote in person even if you have previously mailed a proxy card.

        We look forward to seeing you at the meeting.

Sincerely,

B. Keith Johnson
Chief Executive Officer

FIRST FINANCIAL SERVICE CORPORATION
2323 Ring Road
Elizabethtown, Kentucky 42702-5006
(270) 765-2131

NOTICE OF ANNUAL MEETING OF SHAREHOLDERS
To be Held on May 20, 2009

        The Annual Meeting of Shareholders of First Financial Service Corporation will be held at our corporate headquarters, 2323 Ring Road, Elizabethtown, Kentucky, on Wednesday, May 20, 2009 at 5:00 p.m.

        A proxy card and a proxy statement for the meeting are enclosed.

        The purposes of the meeting are:

  1.
  To elect four directors of the Corporation;

  2.
  To approve, in a non-binding advisory vote, the compensation of the Corporation's executives as disclosed in the accompanying proxy statement; and

  3.
  To act upon such other matters as may properly come before the meeting or any adjournments thereof.

        The Board of Directors is not aware of any other business to come before the meeting.

        Shareholders of record at the close of business on March 16, 2009 are entitled to vote at the meeting and any adjournments thereof.

        Please complete and sign the enclosed proxy card, which is solicited by the Board of Directors, and mail it promptly in the enclosed envelope. If you attend the meeting, you can choose to revoke your proxy and elect to vote in person.

                      BY ORDER OF THE BOARD OF DIRECTORS

                      Janelle Poppe

                      Corporate Secretary

Elizabethtown, Kentucky
April 15, 2009

YOUR VOTE IS IMPORTANT.

        The prompt return of proxy cards will save us the expense of further requests for proxy cards in order to insure a quorum. A self-addressed envelope is enclosed for your convenience. No postage is required if mailed in the United States.

FIRST FINANCIAL SERVICE CORPORATION
2323 Ring Road
Elizabethtown, Kentucky 42702-5006
(270) 765-2131

ANNUAL MEETING OF SHAREHOLDERS
May 20, 2009
PROXY STATEMENT

Important Notice Regarding the Availability of Proxy Materials for the Shareholders Meeting to be Held on May 20, 2009

        This proxy statement, form of proxy and our 2008 Annual Report to Shareholders, including Form 10-K, are available at www.ffsbky.com.

About the Annual Meeting

Why have I received these materials?

        We are mailing the accompanying proxy to shareholders on or about April 15, 2009. This proxy statement is solicited by the Board of Directors of First Financial Service Corporation (which we refer to throughout this proxy statement as "First Financial Service Corporation", or "the Corporation", or "we", or "our") in connection with our 2009 Annual Meeting of Shareholders to be held at our corporate headquarters, 2323 Ring Road, Elizabethtown, Kentucky, on Wednesday, May 20, 2009 at 5:00 p.m.

What am I voting on?

  •
  The election of four directors to a three-year term.

  •
  A non-binding advisory proposal on the compensation of the Corporation's executives as disclosed in the accompanying proxy.

Who is entitled to vote at the annual meeting?

        Holders of common stock of First Financial Service Corporation as of the close of business on March 16, 2009 will be entitled to vote at our annual meeting. On March 16, 2009, there were 4,679,504 shares of common stock outstanding and entitled to vote. Each share is entitled to one vote, except in the election of directors when cumulative voting applies.

How do I vote my shares at the annual meeting?

        If you are a "record" shareholder of common stock (that is, if you hold common stock in your own name on the stock records maintained by our transfer agent, Registrar and Transfer Company), you may complete and sign the accompanying proxy card and return it in the postage paid envelop provided, or deliver it in person. The shares represented by your proxy card will then be voted as you instruct. If you return your proxy card and do not mark your voting instructions on your signed card, the shares will be voted FOR the election of the directors.

        "Street name" shareholders of common stock (that is, shareholders who hold common stock through a broker or other nominee) who wish to vote at the annual meeting will need to obtain a proxy form from the institution that holds their shares and to follow the voting instructions on that form.

        If you are a participant in the First Financial Service Corporation 401(k)/Employee Stock Ownership Plan (KSOP), you will receive a proxy card for the shares that you own through that plan. That proxy card will serve as a voting instruction card for the trustees of the plan. If you own shares through the plan and do not vote, the plan trustees will vote the plan shares in the same proportion as shares for which instructions were received under each plan.

Can I change my vote after I return my proxy card?

        Yes. After you have submitted a proxy card, you may change your vote at any time before the annual meeting by submitting either a notice of revocation to the Corporate Secretary of First Financial Service Corporation, 2323 Ring Road, P.O. Box 5006, Elizabethtown, Kentucky, 42702-5006, or a proxy bearing a later date. You may attend the annual meeting, revoke your proxy card and vote in person. In each case, the last submitted vote will be recorded and the earlier vote revoked. Your attendance at the annual meeting will not revoke your proxy card unless you provide written notice of revocation.

What constitutes a quorum for purposes of the annual meeting?

        The presence at the annual meeting in person or by proxy of the holders of a majority of all outstanding shares of common stock entitled to vote constitutes a quorum for the transaction of business at the annual meeting. Proxy cards marked as abstaining (including proxy cards containing broker non-votes) on any matter to be acted upon by shareholders will be treated as present at the meeting for purposes of determining a quorum but will not be counted as votes cast on such matters.

What vote is required to approve each item?

        Directors will be elected by a plurality of the total votes cast at the annual meeting. Assuming three directors are to be elected, a plurality means that the three nominees receiving the highest number of votes will be deemed elected.

        The proposal to approve the Corporation's executive compensation (Item 2) and any other item to be voted upon at the annual meeting will be approved if the number of votes cast in its favor exceeds the number of votes cast against it.

How do I vote cumulatively for directors?

        Under cumulative voting, each shareholder is entitled to cast a total number of votes equal to the number of shares of common stock he or she owns, multiplied by the number of directors to be elected. You may cast all of your votes for a single nominee for director, or you may distribute them among two or more nominees, as you wish.

Who counts the votes?

        Inspectors of election, appointed for the meeting, tabulate votes cast in person or by proxy at the annual meeting. These inspectors also certify the results of the voting. The inspectors will also determine whether or not a quorum is present at the meeting.

How are abstentions and broker non-votes treated?

        A shareholder (Item 1) may withhold authority to vote for all nominees for directors or may withhold authority to vote for one or more nominees. The inspectors will treat votes withheld from the election of any nominee for director as shares that are present and entitled to vote for purposes of determining the presence of a quorum, but will not be counted in the number of votes cast unless the shareholder votes cumulatively.

        On any other matter, a shareholder may vote in favor of the proposal, vote against the proposal or abstain from voting. Abstentions from voting, as well as broker non-votes, if any, are not treated as votes cast and, therefore, will have no effect on Item 2 or any other matter that may properly come before the annual meeting.

What information do I need to attend the annual meeting?

        We do not use tickets for admission to the annual meeting. If you are voting in person, we may ask for photo identification.

How does the Board recommend that I vote my shares?

        The Board recommends that you vote:

  For the election of the nominated Directors listed in this proxy statement (see Item 1); and

  For the approval of a non-binding advisory proposal on the compensation of the Corporation's executives as disclosed in the accompanying proxy statement (see Item 2).

        With respect to any other matter that properly comes before the annual meeting, the proxy holders will vote as recommended by the Board of Directors or, if no recommendation is given, in their own discretion in the best interest of our company. At the date this proxy statement went to press, the Board of Directors did not know of any matters to be presented for consideration at the annual meeting other than the election of directors.

Who will bear the expense of soliciting proxy cards?

        We will bear the cost of soliciting proxy cards in the form enclosed. In addition to the solicitation by mail, proxies may be solicited personally or by telephone, facsimile or electronic transmission by our employees and/or transfer agent. We reimburse brokers holding common stock in their names or in the names of their nominees for their expenses in sending proxy materials to the beneficial owners of such common stock.

Is there any information that I should know about future annual meetings?

        Any shareholder who intends to present a proposal at the 2010 Annual Meeting of shareholders must deliver the proposal to the Corporate Secretary not later than December 11, 2009 to be included in the proxy statement for the 2010 Annual Meeting. Any such proposals and any nominations of candidates for election of directors must comply with the Corporation's Articles of Incorporation and the requirements of the proxy rules adopted under the Securities Exchange Act of 1934. We expect to exercise discretionary voting authority granted under any proxy form which is properly executed and returned to the Corporation on any matter not described in this proxy statement that may properly come before the 2010 Annual Meeting unless written notice of the matter is delivered to the Corporation at its corporate offices, addressed to the Corporate Secretary of the Corporation, no later than April 20, 2010.

VOTING SECURITIES AND PRINCIPAL HOLDERS THEREOF

        Each shareholder of record as of the close of business on March 16, 2009 is entitled to one vote per share on each matter considered at the meeting other than the election of directors. Shareholders may vote cumulatively in the election of directors. As of March 16, 2009, the Corporation had 4,679,504 shares of common stock issued and outstanding.

        Persons and groups owning more than 5% of our common stock are required by the Securities Exchange Act of 1934 to file reports regarding their ownership. Based on those reports, the following table sets forth, as of March 16, 2009, information as to beneficial owners of more than 5% of the outstanding common stock as of that date. The table also sets forth the beneficial ownership of all executive officers and directors of the Corporation as a group.

	Amount & Nature of Beneficial Ownership		Percent of Shares of Common Stock Outstanding
Gail L. Schomp(1) P.O. Box 11863 Lexington, KY 40511	250,111	(1)	5.4%
All Executive Officers and Directors as a Group (15 Persons)	866,213	(2)	18.5%

(1)
Director continuing in office.

(2)
Includes shares owned by spouses, or as custodian or trustee, over which all executive officers and directors as a group effectively exercise sole voting and investment power. Also includes 145,537 shares of common stock subject to exercisable stock options, 26,523 shares held by the Bank's KSOP, and 5,762 shares held by the Bank's ESPP that have been allocated to the executive officer participants in the group. Each employee participant votes shares allocated to his or her account.

ITEM 1.    ELECTION OF DIRECTORS

        The Corporation's Board of Directors is currently comprised of ten directors, divided into three classes with staggered terms. We currently have two classes of three directors and one class of four directors.

        At the meeting, the Corporation will elect four directors. The Board has nominated B. Keith Johnson, Diane E. Logsdon, John L. Newcomb, Jr., and Donald Sheer for election to a three-year term ending at the 2012 Annual Meeting. Each of the nominees is currently a director standing for reelection. If any nominee is unable to serve, the shares represented by all valid proxy cards will be voted for election of a substitute nominee that the Board of Directors selects. At this time, the Board knows of no reason why any nominee might be unable to serve.

        The four persons receiving the most votes at the meeting will be elected as directors. Votes not cast at the meeting, either because of abstentions or broker non-votes, are not considered in determining the number of votes cast for the election of a nominee.

        The following table provides personal information for each nominee and for each director continuing in office and the number of shares and percentage of our common stock he or she beneficially owns. Each of the nominees and each of the continuing directors other than B. Keith Johnson, our Chief Executive Officer, is "independent" as defined by the rules of the NASDAQ Stock Exchange.

NOMINEES

Name	Age at March 16, 2009	Year First Elected or Appointed Director(1)	Term to Expire	Shares of Common Stock Beneficially Owned at March 16, 2009(2)(3)	Percent of Class
B. Keith Johnson	48	1997	2009	116,979	2.5%
Diane E. Logsdon	66	2000	2009	727	*
John L. Newcomb, Jr.	54	2000	2009	43,507	*
Donald Scheer	59	2004	2009	2,662	*

DIRECTORS CONTINUING IN OFFICE

Robert M. Brown	69	1991	2010	33,270	*
Walter D. Huddleston	82	1966	2011	108,386	2.3%
J. Stephen Mouser	60	1997	2011	74,816	1.6%
J. Alton Rider	71	1987	2010	117,426	2.5%
Gail L. Schomp	55	2001	2010	250,111	5.3%
Michael L. Thomas	54	1997	2011	2,833	*

NON-DIRECTOR EXECUTIVE OFFICERS

Name	Age	Number of Shares of Common Stock Beneficially Owned(2)(4)	Number of Exercisable Options at 3/16/2009	Percent of Class
Charles Chaney	57	9,622	9,254	*
Anne Moran	56	45,071	42,433	*
Larry Hawkins	53	21,154	17,138	*
Gregory Schreacke	39	38,650	15,310	*
Steven M. Zagar	37	1,000	—	*

*
Represents less than 1%

(1)
Each director first elected in 1990 or earlier was first elected as a director of the Bank and became a director of the Corporation on the date of its incorporation in June 1990.

(2)
Includes shares owned by spouses, or as custodian or trustee over which the director or executive officer effectively exercises shared voting and investment power, unless otherwise indicated. Also includes exercisable options and options that will become exercisable within 60 days.

(3)
Includes 20,607 shares under the KSOP and 1,942 shares under the ESPP that have been allocated to Mr. Johnson. Mr. Johnson votes shares allocated to his account. Also includes 61,402 shares of common stock subject to exercisable stock options.

(4)
Includes 5,915 shares under the KSOP and 3,820 shares under the ESPP that have been allocated to executive officer participants. Each employee participant votes shares allocated to his or her account.

        Below is biographical information about the directors and executive officers of the Corporation. Unless otherwise noted, all directors and executive officers have held their present principal occupations for at least five years.

        Robert M. Brown, owner of Brown Funeral Home, has served on the Board of Directors since 1991. He is a charter member of the Elizabethtown A.M. Rotary Club. Mr. Brown is also active in the National Kentucky, and South Central Funeral Directors Association. In addition, he is an active member of the Chamber of Commerce and has served as a major division chairman of Elizabethtown Community College's Partners in Progress fundraising campaign.

        Walter D. Huddleston is Chairman of the Board and a former two-term member of the United States Senate. He began his professional career in broadcasting at WIEL in Elizabethtown. Today he owns and operates Walter D. Huddleston Consulting, a legislative consulting firm located in Elizabethtown and Washington D.C. and is a former President of the Elizabethtown Chamber of Commerce and Rotary Club. Senator Huddleston has received the U.S. Central Intelligence Agency Medal of Honor and awards as the Outstanding Young Man of Elizabethtown and Kentucky. More recently he was inducted into the Kentucky Civil Rights Hall of Fame.

        B. Keith Johnson has served as Chief Executive Officer of the Corporation and the Bank since September 1997. Mr. Johnson joined the Bank as Comptroller in 1993 and was appointed Executive Vice President in 1995. Before joining the Corporation, he was a principal in a local accounting firm where he was extensively involved in the firm's financial institution practice. Professionally, Mr. Johnson is a member of the board of directors of the Kentucky Bankers Association and also belongs to the Kentucky Society of Certified Public Accountants and the American Institute of Certified Public Accountants and has held his CPA license since 1984. Civically, he serves on the Board of Directors for the Elizabethtown Industrial Foundation, Fort Knox Core Committee, Kosair Children's Hospital Foundation, Better Business Bureau, Louisville Chapter of the National MS Society and the

Elizabethtown Chamber of Commerce. He is also a member of the Elizabethtown Rotary Club and has served in various capacities with numerous other civic/charitable organizations over the years.

        Diane E. Logsdon is currently Vice President for Hardin Memorial Hospital in Elizabethtown, Kentucky. Mrs. Logsdon serves on numerous community and charity boards and is past president of the Elizabethtown-Hardin County Chamber of Commerce. She served as a member of the Elizabethtown Comprehensive Plan Steering Committee and is past President of the Ft. Knox Chapter, Association of the United States Army. She is a past recipient of the Athena Award and has been recognized through many leadership awards. She has been honored as a Hall of Fame Award recipient by both the Chamber and the Elizabethtown Lions' Club.

        Stephen Mouser is President of Mouser Custom Cabinetry, LLC, a family-owned cabinet manufacturer in Elizabethtown. He is a member of the Better Business Bureau, the Elizabethtown-Hardin County Chamber of Commerce, and a board member of the United Way of Central Kentucky.

        John L. Newcomb, Jr. is President and Financial Manager of Newcomb Oil Company, a family business that among other things, owns and operates the Five Star Food Marts. He is the past Chairman of the Kentucky Petroleum Marketers Association. Mr. Newcomb is a lifelong resident of Nelson County.

        J. Alton Rider has been the owner and operator of Rider's Men & Women Clothing Store in Elizabethtown since 1969. He is past President of the Hardin County A.M. Rotary Club, former Hardin County School Board member, past Hardin County Representative of the Kentucky Retail Association, a current member of the National Retail Federation, and is a member of the Elizabethtown-Hardin County Chamber of Commerce. He is former chairman of the Kentucky Retail Federation, and currently serves on its board of directors.

        Gail L. Schomp is the owner and operator of Carty and Carty, Inc., a mail hauling business that specializes in freight hauling, and Lexington Truck Sales, a new and used truck dealership for Volvo, Isuzu, and GMC. She was employed by her family's business, Langley Trucking Company until 1983. Mrs. Schomp also serves on the Executive Committee of Kentucky Motor Transportation Association and on the Foundation Board of Eastern Kentucky University.

        Donald Scheer, a certified public accountant, is currently a partner in the Jefferson County based consulting firm of Scheer & Scheer. Prior to his association with Scheer & Scheer he was a partner with the international accounting, tax and consulting firm of Deloitte & Touche LLP. Mr. Scheer retired from the Louisville office of Deloitte & Touche. He is a member of the Kentucky Society of Certified Public Accountants and the American Institute of Certified Public Accountants. Mr. Scheer is also an owner of numerous Jefferson County-based small businesses.

        Michael Thomas, DVM, is a partner in the Elizabethtown Animal Hospital. Dr. Thomas is an active member of the American Veterinary Medical Association and the Kentucky Veterinary Medical Association.

Non-Director Executive Officers

        Charles Chaney has served as an executive officer and Chief Operating Officer since 1999. He joined the Bank in 1976 as Banking Center Manager of the Munfordville Banking Center.

        Larry Hawkins has served as an executive officer and Chief Lending Officer since 2001. He began serving as a Senior Loan Officer with the Radcliff Banking Center in 2000. Before joining the Bank, Mr. Hawkins was a Commercial Loan Officer with PNC Bank.

        Anne Moran has served as an executive officer and Chief Retail Officer since 1999. Before joining the Bank in 1999, Ms. Moran was a Regional Manager for Bank One Corporation and has more than 25 years of banking experience.

        Gregory Schreacke has served as an executive officer and President since January 2008. Prior to his promotion as President he served as the Chief Financial Officer. Before joining the Bank in January 2004, he served as senior vice president and controller for Team Financial, Inc. in Paola, Kansas for four years. He has also served as vice president and controller for Hemet Federal Savings and Loan, as a senior accounting officer at Mercantile Trust & Savings Bank, and as founder and shareholder in Swann, Schreacke & Associates P.C., a certified public accounting practice headquartered in Quincy, Illinois.

        Steven M. Zagar has served as an executive officer and Chief Financial Officer since April 2008. Prior to joining the Bank, he served as Senior Vice President of Finance for S.Y. Bancorp, Inc. in Louisville, Kentucky; Vice President and Director of Internal Audit for S.Y. Bancorp, Inc.; Audit Manager for Fifth Third Bancorp, Inc, headquartered in Cincinnati, Ohio; and Engagement Manager for Crowe Horwath, LLP in Louisville, Kentucky and Nashville, Tennessee.

Transactions with Related Parties

        Under its charter, our Risk Management Committee has the responsibility to review and ratify all transactions between the Corporation and related parties, including loans and extensions of credit, fees and commissions for services, purchases or sales of assets, rental agreements, and any other financial arrangements. As a financial institution, we are subject to the requirements of Regulation O of the Federal Reserve Board limiting extensions of credit we can make to executive officers, directors, principal shareholders and members of their immediate family and affiliates, and have historically applied that definition to define the transactions subject to Risk Management Committee review and approval.

        We have long-standing written policies and procedures governing our extension of credit to related parties in compliance with Regulation O. All loans to directors and executive officers or their affiliates are approved by the Executive Loan Committee, reviewed and ratified by the Risk Management Committee and promptly reported to the Board of Directors. They are made in the ordinary course of business on substantially the same terms as those of comparable transactions prevailing at the time and do not involve more than the normal risk of collectability or contain other unfavorable terms.

MEETINGS AND COMMITTEES OF THE BOARD OF DIRECTORS

        The Board of Directors held twelve regularly scheduled and special meetings during 2008. All directors attended at least 75% of the meetings of the Board and the committees to which they belonged. We do not have a formal policy regarding the attendance of directors at the annual meeting of shareholders. All of our directors attended the 2008 annual meeting.

Risk Management Committee

        The Risk Management Committee is comprised of Directors Brown, Mouser, Scheer and Rider. The Board has determined that Mr. Scheer qualifies as an "audit committee financial expert" within the meaning of SEC rules, and that all the members of the Risk Management Committee are "independent" as defined by the rules of The NASDAQ Stock Exchange and the SEC. The Risk Management Committee met four times during 2008.

        The Risk Management Committee oversees the Corporation's financial reporting process on behalf of the Board of Directors. Management has primary responsibility for the financial statements and the reporting process including the systems of internal controls. In fulfilling its oversight responsibilities, the Committee, among other things, is responsible for the selection of the Corporation's independent auditors, reviews with the auditors the plan and scope of the audit and audit fees, monitors the adequacy of reporting and internal controls, meets regularly with internal and independent auditors, reviews the independence of the independent auditors, reviews the Corporation's financial results as reported in Securities and Exchange Commission filings, and approves all auditing and non-auditing services performed by its independent auditors. The Committee also reviews examination reports from bank regulatory agencies and monitors policies pertaining to conflicts of interest as they affect directors, officers, and employees.

Executive Compensation Committee

        The Executive Compensation Committee is responsible for approving the compensation arrangements for our executive officers and senior management. The Committee is also responsible for the oversight and administration of the 2006 Stock Option and Incentive Compensation Plan. Customarily, the Committee invites the chief executive officer to submit recommendations as to the compensation for executives and other senior officers, which the Committee considers as one element of its process. The members of the Committee are Directors Huddleston, Mouser, Newcomb, and Schomp, all of whom are "independent" as defined by The NASDAQ Stock Exchange. The Compensation Committee met four times during 2008.

        The Compensation Committee also has authority to certify the Corporation's and First Federal Savings Bank's compliance with the requirements of the U.S. Treasury Department's Capital Purchase Program ("CPP").

Nominating Committee

        The Nominating Committee is comprised of all of our directors, except our Chief Executive Officer, B. Keith Johnson, our sole director who is not "independent" under the rules of The NASDAQ Stock Exchange. The Nominating Committee is responsible for identifying candidates to serve on the Board of Directors, making nominations to fill vacancies on the Board, and recommending the nominees to be selected by the full Board for the election of directors at each annual meeting.

Director Nominations

        The Board believes that a nominee for director should be or should have been a business owner, senior manager, chief operating officer, chief financial officer, or chief executive officer of a relatively complex organization or corporation, be accustomed to dealing with complex problems, or otherwise served and excelled in a position of leadership or have a substantial equity ownership in the Company. In addition, directors and nominees for director should have the education, experience, intelligence, independence, fairness, reasoning ability, practical wisdom, and vision to exercise sound, mature judgments on a macro and entrepreneurial basis and should have high personal and professional ethics, strength of character, integrity, and values. Directors and nominees for director also should be free and willing to attend regularly scheduled meetings of the Board and its committees and otherwise be able to contribute an appropriate amount of time to the affairs of the Corporation and the Bank. Participation on other boards of directors provides breadth of experience to our Board. No person can be nominated for election or appointed to the Board for a term beginning after such person attains age 72. Those who were already on the Board when the bylaws were changed in 2000 were exempted from this rule.

        In identifying and evaluating director nominees, the Nominating Committee first looks at the overall size and structure of the Board to determine the need to add or succeed directors and to determine if there are any specific qualities or skills that would complement the existing strengths of our board of directors.

        The Nominating Committee may use a variety of means to identify and evaluate potential director nominees including recommendations from our current directors and management, as well as input from third party executive search firms. The Nominating Committee then interviews qualified candidates and determines, based on background information and the information obtained in the interviews, whether to recommend that a candidate be nominated to the Board.

        The Nominating Committee will consider qualified nominees recommended by shareholders who may submit recommendations to the Nominating Committee in care of the Corporate Secretary, First Financial Service Corporation, 2323 Ring Road, Elizabethtown, Kentucky 42702-5006. To be considered by the Nominating Committee, shareholder nominations must be submitted before our fiscal year end and must be accompanied by a description of the qualifications of the proposed candidate and a written statement from the proposed candidate that he or she is willing to be nominated and desires to serve, if elected. Nominees for director who are recommended by our shareholders will be evaluated in the same manner as any other nominee for director.

        Nominations by shareholders may also be made in the manner provided by our articles of incorporation and bylaws. Our articles of incorporation and bylaws provide that a shareholder entitled to vote for the election of directors may make nominations of person for election to our board of directors at a meeting of shareholders by complying with required notice procedures. Nominations must be made by written notice and the notice must be received at our principal executive office not less than 30 days nor more than 60 days before any such meeting; provided however, that if less than 31 days' notice of the meeting is given to the shareholders, such written notice shall be delivered or mailed, as prescribed, to the Secretary of the Corporation not later than the close of the 10th day following the day on which notice of the meeting was mailed to shareholders.

        The notice must specify:

as to each person the shareholder proposes to nominate for election or re-election as a director:

  •
  the name, age, business address, and if known, residence address of the person

  •
  the principal occupation or employment of the person

  •
  the number of shares of our stock that are beneficially owned by the person

  •
  any other information relating to the person that is required to be disclosed in solicitations for proxies for election of directors under Regulation 14A of the Securities Exchange Act; and

as to the shareholder giving the notice:

  •
  the name and record address of the shareholder and any other shareholder known to be supporting the nominee; and

  •
  the number of shares of our capital stock that are beneficially owned by the shareholder making the nomination and by any other supporting shareholders.

        We may require that the proposed nominee furnish us with other information as we may reasonably request to assist us in determining the eligibility of the proposed nominee to serve as a director. At any meeting of shareholders, the presiding officer may disregard the purported nomination of any person not made in compliance with these procedures.

Director Compensation

        The following table shows the compensation we paid in 2008 to each member of our Board of Directors other than the Chief Executive Officer.

Name	Fees Earned Or Paid In Cash(1)	Stock Awards	Option Awards	All Other Compensation	Total
Robert M. Brown	$26,411	$—	$—	$—	$26,411
Walter D. Huddleston	$26,411	$—	$—	$—	$26,411
Diane E. Logsdon	$26,411	$—	$—	$—	$26,411
J. Stephen Mouser	$26,411	$—	$—	$—	$26,411
John L. Newcomb, Jr.	$26,411	$—	$—	$—	$26,411
J. Alton Rider	$26,411	$—	$—	$—	$26,411
Donald Scheer	$26,411	$—	$—	$—	$26,411
Gail L. Schomp	$26,411	$—	$—	$—	$26,411
Michael L. Thomas	$26,411	$—	$—	$—	$26,411

(1)
Directors were paid a monthly fee of $2,163 for the first five months of 2008 and then voted to increase their director fees to $2,228 for the remainder of 2008. No fees were paid for attending at committee meetings.

EXECUTIVE COMPENSATION

Compensation Discussion and Analysis

        The Executive Compensation Committee, which is comprised entirely of independent directors, is responsible for the design of our executive compensation program, what the program is designed to reward, and the compensation we pay with respect to each element of the program.

  Objectives of Compensation Program

        The objectives of our compensation program, including executive compensation, are to attract and retain qualified, energetic officers and associates who are enthusiastic about the company's mission and culture and to promote an ownership mentality among officers and key employees. We also believe that our compensation program should also be perceived as fundamentally fair to our shareholders, employees, and customers.

  What Our Compensation Program is Designed to Reward

        Our compensation program is designed to reward teamwork and each individual executive's contribution to our results. Like many community financial institutions of comparable size, our executive compensation is comprised of three components—base salary, an annual bonus, and stock-based awards under our stock incentive plan.

        The Compensation Committee's objective is to pay annual compensation and an annual bonus that will motivate our leadership team as well as allow us to attract and retain key employees. The Compensation Committee also awards stock-based compensation from time to time as a longer term incentive. These awards, which historically have been in the form of stock options, provide our key employees with an additional incentive to improve the financial performance and growth of the company and thereby increase the value of our shares.

        Historically, we have evaluated the base salary we pay our executives by comparing our company's performance and executive compensation to the performance and executive compensation of peer financial institutions. Periodically, our Compensation Committee reviews performance and compensation data of publicly traded banks from the Mid-West and South East regions having total assets ranging from $500 million to $1.0 billion. In our last review in 2006, the Compensation Committee evaluated 2005 financial performance data and 2004 compensation data for 22 peer group financial institutions based on data provided by the Committee's consultant Clark Consulting, a leading consulting group for the banking industry. In analyzing our company's performance, we consider return on equity, return on assets, and growth in earnings per share, the performance measures that the Compensation Committee believes are the primary drivers of stock price performance over time. We also consider individual performance factors, based on the scope of the executive's responsibilities, our evaluation of individual performance in his or her capacity, and our evaluation of the executive's contribution to the company's overall performance.

  The Elements of Our Compensation Plan

        Historically, our executive salaries have generally ranged from the 40th percentile to the 50th percentile of the salaries paid by our peer group, varying from year to year. While we do not have a formal policy to pay salaries based on peer percentiles, the historical range reflects our belief that the salaries we pay should be competitive, should motivate our executives, should reward exceptional performance, and be perceived as fair by our shareholders and not out of line with the executive salaries of comparable institutions.

        In determining executive salaries, the Compensation Committee evaluates the company's overall performance and the individual contribution of each executive officer. The Committee assesses the "teamwork" objective by considering company performance measures such as growth of earnings per share, return on assets, and return on equity. The Committee assesses the individual contribution component by considering the scope of each executive's responsibilities with respect to a specific business area or the company as a whole and its evaluation of the executive's performance. There is no specific weighting given to any of the factors considered in evaluating individual performance for the annual salary review. The decision to change salary and the amount is based on a subjective evaluation of these factors by the Compensation Committee.

        The second component of compensation is an annual bonus. Before 2007, the Compensation Committee determined whether to award a bonus to an executive and its amount through a subjective process conducted after the end of each year. Historically, the bonus paid to our executives each year has generally ranged from 0% to 20% of the executive's salary.

        Beginning for 2007, the Compensation Committee adopted an incentive plan that bases the annual bonus upon the attainment of quantitative performance measures. The incentive plan is designed to drive the Company's profitability and growth by rewarding the achievement of key targets in the business plan. The key performance indicators for profitability (and their relative weightings) are:

  •
  Return on equity (30%)

  •
  Earnings per share (30%)

        The key performance indicators for growth are:

  •
  Average retail checking balances (2% to 6%)

  •
  Number of retail checking accounts (2% to 6%)

  •
  Average commercial checking balances (10% to 12%)

  •
  Average commercial loan growth (16% to 20%)

        The plan sets a baseline amount and weighting for each of the key indicators. The baseline is a threshold that must be attained to earn a bonus for each performance indicator; the percentage earned increases as each of a series of incrementally higher performance targets are attained. The target for each performance indicator is set by looking at past growth trends and the contribution each indicator makes to income. Tying the contribution of each performance indicator to the contribution it makes to income insures that the bonus percentage earned by for an individual indicator is not greater than its contribution to income.

        The key performance indicators that measure profitability account for 60% of the total bonus computation, while the key performance indicators that measure growth account for the other 40%. The incentive plan rewards the "teamwork" objective by having the same key performance indicators for each officer. The incentive plan rewards the individual contribution by assigning a different weight to key performance indicators for which the individual officer has the greatest influence. For example, the Chief Lending Officer and the Chief Retail Officer are both eligible for a bonus for retail checking account growth. However, the Chief Retail Officer will have a higher weighting on retail checking account growth than the Chief Lending Officer.

        The overall bonus calculation for each officer is calculated by multiplying the bonus target by the weightings to get a weighted average percentage for each officer. This percentage determines the percentage of salary to be paid as an incentive bonus for that officer.

        The third component is stock-based awards under our stock incentive plans that the Compensation Committee has the discretion to make. Historically, the Committee has granted incentive awards when an executive is first hired. The Committee has also granted awards when it has believed a stock-based award would provide an incentive to an executive in addition to, or in lieu of, a cash incentive payment, based on the Committee's own subjective assessment of the executive's position and responsibilities, as well as the same company and individual performance measures used in its determination of salary increases and annual bonus. The number of shares subject to option grants has been based on the Committee's subjective assessment of stock-based compensation practices of its peers, the dilutive impact of grants, the recommendation of the Chief Executive Officer, and other factors the Committee has deemed relevant at the time. Generally, options for 20% of the shares subject to an award vest each year beginning one year after the grant date, and our practice has been to consider awarding options when the executive's previous award has fully vested. This practice results in annual vesting of options to purchase approximately 4,000 shares held by the Chief Executive Officer and options to purchase 2,000 shares held by each of the other named executives.

        Historically, the company has awarded only stock options under its stock incentive plan. The company's stock option plans have always provided that option grants must be made by the Compensation Committee or the board of directors, and the option price must be the trading price of the company's stock at closing on the date of the grant. Grants have always been approved at regularly scheduled board or committee meetings, usually in December.

  Determining Compensation

        We initially determine the salaries of our executives based on their responsibilities and experience, taking into account what peer financial institutions pay executives with similar responsibilities and experience. We then review executive salaries during the first quarter of each year. The Compensation Committee considers how well our company performed during the recently completed fiscal year compared to our peer group, each executive's prior salary relative to the range of salaries of comparable peer group executives, as well as our evaluation of each executive's individual performance and contribution. Our Chief Executive Officer also makes a recommendation for the salaries for the upcoming year based on his assessment of our company's financial and operational performance, attainment of earnings per share growth and other performance and operational goals, and other factors he believes should be weighed in our assessment.

        In its 2006 review, the Compensation Committee found that our financial performance compares very favorably to the peer group—both our return on equity and return on assets ratios for 2005 ranked in the 90th percentile of the peer group and our growth in earnings per share was the 72nd percentile. In 2004, at the time the last year when comparative data was available, the compensation of our President and Chief Executive Officer was less than the 50th percentile of the peer group, and the compensation of our other named executives was comparable to the 50th percentile of the peer group. The specific data was in our 2007 proxy statement.

        Based on its evaluation of this data, individual performance, and the company's 2007 financial performance, the Compensation Committee approved salary increases for 2008. Mr. Johnson's salary increased by 3%, the salaries of Mr. Chaney and Ms. Moran increased by approximately 3% and the salary for Mr. Hawkins increased by approximately 6%. Mr. Schreacke's salary increased by 12% for 2008 due to the additional responsibilities he assumed as part of his preparation and transition from the Chief Financial Officer position to the President position, which was announced on January 18, 2008.

        Bonuses for 2008 were determined under our incentive plan. The baseline for return on equity for 2008 was 13%. The baseline for the remaining key performance indicators was set at the levels achieved during 2007, so that an incentive was earned if the Company achieved growth over the prior year. Neither the return on equity threshold nor the earnings per share threshold was attained in 2008. The following table shows the bonus percentages earned on each of the four growth indicators under the bonus plan.

Performance indicator	Bonus target achieved	Contribution to bonus percentage
Average retail checking account balance	9.0%	1.0% to 2.9%
Number of retail checking accounts	5.3%	0.4% to 1.3%
Average commercial checking account balance	24.9%	3.7% to 4.5%
Commercial loan growth	9.6%	1.8% to 2.6%

        As a result of the achievement of growth targets under the incentive plans, total bonuses paid to the executive officers ranged between $8,742 and $14,369, representing 8.5% to 10.4% of base salary.

        We awarded Mr. Zagar options to purchase 10,000 shares in accordance with our customary policies for stock awards when he joined us as chief financial officer in April 2008. The Compensation Committee met in December 2008 to consider stock awards. No awards were granted based on 2008 performance.

  The Corporation's Participation in the CPP

        In [January 2009], the Corporation became a participant in the CPP, which was part of the Troubled Asset Relief Program under the Emergency Economic Stabilization Act of 2008 ("EESA"). In that transaction, the United States Treasury Department acquired preferred shares in the Corporation and also obtained warrants to acquire shares of the Corporation's common stock. Under the provisions of EESA and the terms of the CPP, for as long as the Treasury Department retains an interest in the Corporation's stock, there are certain limits and restrictions relating to executive compensation with which the Corporation must comply. The primary requirements imposed on the Corporation are as follows:

  •
  The Compensation Committee must review senior executive officer incentive compensation with the Corporation's senior risk officer to determine whether those arrangements encourage "unnecessary or excessive risks" that threaten the value of the Corporation. This review was required to be completed within 90 days after the Treasury Department's purchase of the shares and warrant, and must be performed annually thereafter. The term "senior executive officer" means the individuals identified as "named executive officers" in the summary compensation table of this proxy statement.

  •
  All bonuses and other incentive compensation arrangements with the senior executive officers must provide that during the time the Treasury Department holds an equity position in the Corporation, the Corporation may recover (or "claw-back") any payments that were based on materially inaccurate financial statements or any other materially inaccurate performance metrics used to award bonuses or incentive compensation.

  •
  The Corporation is prohibited from making so-called "golden parachute" payments to senior executive officers during the period the Treasury Department holds an equity position in the Corporation.

  •
  The Corporation is not permitted to deduct compensation related to its named executive officers in excess of $500,000 per officer, even if such compensation is "qualified performance-based" compensation under section 162(m) of the Internal Revenue Code.

        As a condition to the Corporation's participation in the CPP, all employment-related agreements and all bonuses and other incentive compensation arrangements with the current senior executive officers have been reviewed and, where necessary, amended to include the provisions required under the CPP.

        On February 17, 2009, President Obama signed the American Recovery and Reinvestment Act of 2009 (the "ARRA"), which amended certain provisions of the EESA and requires the Treasury Department to adopt rules relating to executive compensation. These rules, once adopted, may require changes to senior executive compensation in 2009 or thereafter. The ARRA amendments include expansion of the individuals subject to the "claw-back" provisions, expanded prohibitions on golden parachute payments, and additional limits on performance-based compensation plans. The ARRA amendments also limit bonuses, retention awards and incentive compensation payments to the most highly compensated employee. The Compensation Committee will review the implementing rules when they are available and consider any changes to the terms of existing agreements and compensation arrangements with the Corporation's executive officers as it deems advisable to comply with the new rules and any certification requirements.

REPORT OF THE COMPENSATION COMMITTEE

        The Compensation Committee has reviewed and discussed the Compensation Discussion and Analysis to be included in this proxy statement with management and, based on such review and discussions, the Compensation Committee recommended to the Board that the Compensation Discussion and Analysis be included in this Proxy Statement.

        The Compensation Committee certifies that is has reviewed with the Corporation's senior risk officer the senior executive officer incentive compensation arrangements and has made reasonable efforts to ensure that such arrangements do not encourage the senior executive officers to take unnecessary and excessive risks that threaten the value of the financial institution.

THE COMPENSATION COMMITTEE
Walter D. Huddleston, Chair
Stephen Mouser
John L. Newcomb, Jr.
Gail L. Schomp

Summary Compensation Table

        The following table contains information concerning the compensation of our Chief Executive Officer, Chief Financial Officer and next four most highly compensated executive officers of the Corporation and the Bank for 2008 and 2007.

Name and Principal Position	Year	Salary ($)	Bonus ($)(5)	Stock Awards ($)	Option Awards ($)(1)	Non-Equity Incentive Plan Compensation ($)	Change in Pension Value and Nonqualified and Deferred Compensation Earnings ($)(2)	All Other Compensation ($(3))	Total ($)
B. Keith Johnson	2008	$258,542	$—	$—	$23,167	$—	$26,000	$48,874	$356,583
Chief Executive Officer	2007	250,436	20,748	—	23,167	—	3,000	49,790	347,141
Steven M. Zagar	2008	109,375	8,742	—	8,098	—	—	—	126,215
Executive Vice President	2007	—	—	—	—	—	—	—	—
Chief Financial Officer(4)
Gregory Schreacke	2008	166,706	—	—	27,868	—	—	20,685	215,259
President	2007	146,598	12,180	—	19,192	—	—	12,352	190,322
Charles Chaney	2008	139,916	12,986	—	8,859	—	60,000	11,003	232,764
Executive Vice President	2007	135,856	11,256	—	8,859	—	11,000	11,858	178,829
Chief Operating Officer
Larry Hawkins	2008	143,822	12,059	—	17,717	—	2,000	11,216	186,814
Executive Vice President	2007	135,856	11,578	—	17,717	—	—	11,771	176,922
Chief Lending Officer
Anne Moran	2008	139,916	14,369	—	11,584	—	5,000	10,745	181,614
Executive Vice President	2007	135,856	11,149	—	11,584	—	2,000	11,833	172,422
Chief Retail Officer

(1)
Amounts reflect the dollar amount recognized for financial statement reporting purposes in accordance with FAS 123 (R), for stock options granted during 2008 and prior years. Assumptions used in calculating the value of stock option awards are discussed in Note 14 to the consolidated financial statements in our 2008 Annual Report on Form 10-K.

(2)
Represents the change in actuarial present value of the four executives who participate in the Company's defined benefit plan.

(3)
Includes matching contributions to the Bank's 401(k) Retirement Plan, ($16,898 for Mr. Johnson, $18,721 for Mr. Schreacke, $9,070 for Mr. Chaney, $9,324 for Mr. Hawkins and $8,839 for Ms. Moran), employer ESOP contributions, ($3,091 for Mr. Johnson, $1,964 for Mr. Schreacke, $1,659 for Mr. Chaney, $1,706 for Mr. Hawkins and $1,659 for Ms. Moran), premiums for bank owned life insurance, ($134 for Mr. Johnson, $273 for Mr. Chaney, $186 for Mr. Hawkins and $248 for Ms. Moran), director's fees of $26,411 paid to Mr. Johnson, and an auto allowance of $2,340 for Mr. Johnson.

(4)
Mr. Zagar joined the Corporation on April 3, 2008.

(5)
Mr. Johnson earned a bonus of $23,970 and Mr. Schreacke earned $15,510. Both volunteered to forfeit these amounts due to the general economic environment and on-going challenges in the financial industry.

        None of the executive officers has an employment agreement or an agreement providing for change-in-control or severance benefits with either the Corporation or the Bank.

Grants of Plan-Based Awards

        The following table contains information concerning each grant of an award made to the six named executive officers during 2008 under the Company's incentive compensation plans.

		Estimated Future Payouts Under Non-Equity Incentive Plan Awards			Estimated Future Payouts UnderEquity Incentive Plan Awards			All Other Stock Awards: Number of Shares of Stock or Units (#)	All Other Option Awards: Number of Securities Underlying Options (#)(1)
										Exercise or Base Price of Option Awards ($/Sh)	Grant Date Fair Value of Stock and Option Awards
Name	Grant Date	Threshold ($)	Target ($)	Maxium ($)	Threshold (#)	Target (#)	Maxium (#)
B. Keith Johnson
Steven M. Zagar	4/3/2008								10,000	$23.96	$53,986
Gregory Schreacke
Charles Chaney
Larry Hawkins
Anne Moran

(1)
Mr. Zagar's options vest at a rate of 20% per year, on April 3rd of each year through 2013.

Outstanding Equity Awards at Fiscal Year-End

        The following table contains information concerning outstanding option awards held by the six named executive officers at December 31, 2008. We have not made any stock awards to our executive officers.

	Option Awards
Name	Number of Securities Underlying Unexercised Options (#) Exercisable	Number of Securities Underlying Unexercised Options (#) Unexercisable(1)	Equity Incentive Plan Awards Number of Securities Underlying Unexercised Unearned Options (#)	Options Exercise Price ($)	Option Expiration Date
B. Keith Johnson(2)	29,282	—		$15.453	12/21/2009
	21,296	5,324		19.264	12/21/2014
	5,500	—		28.000	12/29/2016
Steven M. Zagar	—	10,000		23.960	4/3/2018
Gregory Schreacke(3)	2,000	8,000		24.000	12/31/2017
	—	13,310		19.707	1/21/2014
	—	13,310		19.264	12/21/2014
Charles Chaney	1,464	—		16.735	2/23/2009
	2,928	—		15.454	12/21/2009
	2,662	—		19.264	12/21/2014
	2,200	3,300		28.000	12/29/2016
Larry Hawkins	1,757	—		11.611	6/19/2010
	10,981	—		11.085	12/18/2011
	4,400	6,600		28.000	12/29/2016
Anne Moran	29,123	—		15.282	11/23/2009
	10,648	2,662		19.264	12/21/2014

(1)
All awards are incentive stock options with a ten year term. Except as noted, options for 20% of the shares subject to each award become exercisable on each anniversary date beginning one year after the grant date.

(2)
The options for 5,000 shares granted to Mr. Johnson vested immediately upon grant on December 29, 2006.

(3)
Mr. Schreacke's grant of 13,310 options on January 21, 2004 vests on the fifth anniversary of the grant.

Option Exercises and Stock Vested

        There were not any option exercises or vesting of stock awards held by the six named executive officers during 2008.

Pension Benefits

        The Bank participates in a multiple-employer defined benefit pension plan covering only employees hired before June 1, 2002. Service credit for purposes of eligibility and vesting is retroactive to the date of employment. Years of credit service ceased to accrue on February 28, 2003, when the plan was frozen. The following table provides information regarding pension benefits payable at December 31, 2008 to the four named executive officers who participate in the pension plan.

Name	Plan Name	Number of Years Credited Service (#)(1)(2)	Present Value of Accumulated Benefit ($)	Payments During Last Fiscal Year ($)
B. Keith Johnson	Pentegra Defined Benefit Plan for Financial Institutions	8.50	$88,000	$—
Charles Chaney	Pentegra Defined Benefit Plan for Financial Institutions	25.50	281,000	—
Larry Hawkins	Pentegra Defined Benefit Plan for Financial Institutions	1.67	7,000	—
Anne Moran	Pentegra Defined Benefit Plan for Financial Institutions	2.25	24,000	—

(1)
Years of credited services through February 28, 2003, when the plan was frozen.

(2)
Mr. Schreacke and Mr. Zagar are not participants.

        A qualifying employee becomes fully vested in the plan upon completion of five years' service or when the normal retirement age of 65 is attained. The plan is intended to comply with the requirements for a "tax qualified" defined benefits plan under the Internal Revenue Code, and with the provisions of the Employee Retirement Income Security Act of 1974.

        Each participant is entitled to receive monthly payments at normal retirement age. The annual allowance payable under the plan is equal to 1.5% of the career average earnings multiplied by the years of credited service. A participant who has attained the age of 45 and completed ten years of service may take an early retirement and elect to receive a reduced monthly benefit beginning immediately. Mr. Chaney is eligible for early retirement under the plan.

Nonqualified Deferred Compensation

        The Corporation and the Bank have no plans that provide for deferral of compensation on a nonqualified basis.

ITEM 2.    NON-BINDING ADVISORY VOTE APPROVING EXECUTIVE COMPENSATION

        The ARRA, which was enacted on February 17, 2009, requires that, during the period in which any obligation arising from financial assistance provided to a recipient under the Treasury's Troubled Asset Relief Program ("TARP") remains outstanding, any proxy statement for an annual meeting of stockholders of that TARP recipient at which directors are to be elected must provide the recipient's stockholders with a so-called "say on pay." This means that the recipient has to provide for a non-binding stockholder vote to approve the compensation of the recipient's executives, as disclosed pursuant to the compensation disclosure rules of the Securities and Exchange Commission. The Corporation, which has received funds under TARP, is complying with the "say on pay" requirement through the presentation of this Item 2.

        The purpose of the Corporation's compensation policies and procedures is to attract and retain experienced, highly qualified executives critical to the Corporation's long-term success and enhancement of stockholder value. Those policies and procedures also should strongly align the interests of our executives with the interests of our stockholders in building the long-term value of the Corporation. The Board of Directors and the Executive Compensation Committee believe that the Corporation's compensation policies and procedures achieve these objectives and that our compensation levels, policies and procedures, as disclosed and discussed in this Proxy Statement, are reasonable in comparison both to our peer bank holding companies and to the Corporation's performance during 2008.

        Accordingly, the Corporation presents the following advisory proposal for stockholder approval:

    "Resolved, that the shareholders approve the compensation of the Corporation's executives, as disclosed pursuant to the compensation disclosure rules of the Securities and Exchange Commission, which disclosure includes the compensation discussion and analysis, the compensation tables, and any related material in this Proxy Statement."

        Your vote on this proposal is advisory and is not binding on the Corporation or its Board of Directors. The Board of Directors may, however, take into account the outcome of the vote when considering future executive compensation decisions.

RISK MANAGEMENT COMMITTEE REPORT

        The Risk Management Committee has furnished the following report:

        It is the responsibility of management to prepare the financial statements and the responsibility of Crowe Horwath LLP, our independent registered public accounting firm, to audit the financial statements in accordance with auditing standards of the Public Company Accounting Oversight Board (United States). The Risk Management Committee has adopted a written charter, and the functions and responsibilities of the Risk Management Committee are described in that charter.

        In connection with its review of First Financial Service Corporation's financial statements for 2008, the Risk Management Committee:

  •
  has reviewed and discussed the audited financial statements with management;

  •
  has discussed with the independent public accountants the matters required to be discussed by SAS 61 (Codification of Statements on Auditing Standards, AU Section 380), as adopted by the Public Company Accounting Oversight Board in Rule 3200T:

  •
  has received the written disclosures and the letter from the independent accountants required by Public Company Accounting Oversight Board Rule 3526, "Communication with Audit Committees Concerning Independence", and has discussed with the independent accountant the independent accountant's independence; and

  •
  has approved the audit and non-audit services of the independent public accountant for 2009.

        The Risk Management Committee also discussed with management and the independent public accountants the quality and adequacy of the Corporation's internal controls and the internal audit function's organization, responsibilities, budget, and staffing. The Committee reviewed with the independent public accountants their audit plans, audit scope, and identification of audit risks.

        Based on the review and discussions referred to above, the Risk Management Committee recommended to the Board of Directors that the audited financial statements be included in First Financial Service Corporation's Annual Report on Form 10-K for the year ended December 31, 2008.

RISK MANAGEMENT COMMITTEE
Robert M. Brown Stephen Mouser Donald Scheer J. Alton Rider

INDEPENDENT PUBLIC ACCOUNTANTS

        A representative of Crowe Horwath LLP is expected to attend the annual meeting and will be available to respond to appropriate questions and will have the opportunity to make a statement if they desire to do so. Crowe Horwath LLP has served as our independent public accountants and auditors since the 1999 fiscal year.

Audit Fee Table

Year	Audit Fees	Audit-Related Fees	Tax-Related Fees	All Other Fees
2008	$176,600	$16,650	$31,525	$4,399
2007	$144,400	$13,525	$15,350	$4,125

Audit Fees

        Fees for audit services provided by Crowe Horwath LLP, as disclosed in the above "Audit Fee" table, primarily include the audit and review of our annual and quarterly financial statements included in Forms 10-K and 10-Q. Fees also include services for the annual audit of internal control over financial reporting and SEC filings on Form S-8 and Form S-3.

Audit-Related Fees

        Fees for audit related services provided by Crowe Horwath LLP, as disclosed in the above "Audit Fee" table, primarily include the audit of our 401k/ESOP plan, collateral verification procedures as required by the FHLB of Cincinnati and consulting on accounting matters.

Tax-Related Fees

        Fees for tax services provided by Crowe Horwath LLP, as disclosed in the above "Audit Fee" table, primarily include tax compliance and consulting services.

All Other Fees

        Fees for all other services provided by Crowe Horwath LLP, as disclosed in the above "Audit Fee" table, primarily include consulting services provided related to compliance with Sarbanes Oxley Section 404.

        The Risk Management Committee of the Board of Directors has considered whether the provision of the services covered under the caption "All Other Fees", above, is compatible with maintaining the principal accountants' independence.

CODE OF ETHICS

        Our Board of Directors adopted a Code of Business Ethics and Conduct, which is designed to help officers, directors, and employees resolve ethical issues in an increasingly complex business environment. The Code of Business Ethics and Conduct is applicable to all of our officers, directors, and employees, including our chief executive officer, chief financial officer, principal accounting officer or controller, and other persons performing similar functions. The Code of Business Ethics and Conduct covers topics, including but not limited to, conflicts of interest, confidentiality of information, and compliance with laws and regulations. A copy of our Code of Business Ethics and Conduct is available to any person free of charge by contacting Janelle Poppe, Corporate Secretary Treasurer, First Federal Savings Bank, 2323 Ring Road, Elizabethtown, Kentucky 42701 (telephone) 270-765-2131.

        Waivers from our Code of Business Ethics and Conduct are discouraged, but any waivers from the Code of Business Ethics and Conduct that relate to our chief executive officer, chief financial officer, principal accounting officer or controller, and other persons performing similar functions or any other executive officer or director must be approved by the Board of Directors.

COMMUNICATIONS WITH OUR BOARD

        Any stockholder or interested party who wishes to communicate with our Board of Directors or any specific director, including non-management directors, may write to:

Board of Directors
First Financial Service Corporation
2323 Ring Road
Elizabethtown, KY 42701

        Depending on the subject matter, management will:

  •
  forward the communication to the director or directors to whom it is addressed (for example, if the communication received deals with questions, concerns, or complaints regarding accounting, internal accounting controls, and auditing matters, it will be forwarded by management to the Chairman of the Risk Management Committee for review);

  •
  attempt to handle the inquiry directly, for example where it is a request for information about us or our operations or it is a stock-related matter that does not appear to require direct attention by our Board of Directors or an individual director.

        At each meeting of the Board of Directors, our Chairman of the Board will present a summary of all communications received since the last meeting of the Board of Directors that were not forwarded and will make those communications available to any director on request.

SECTION 16(a) BENEFICIAL OWNERSHIP REPORTING COMPLIANCE

        The Corporation's officers, directors, and persons who own more than ten percent of the outstanding Common Stock must file reports detailing their ownership of Common Stock, and to furnish the Corporation with copies of all such reports. Based solely on its review of the copies of such reports, the Corporation believes that all of its officers and directors and all stockholders who own more than ten percent of the Corporation's outstanding Common Stock have complied with the reporting requirements during 2008.

* * * * *

                      BY ORDER OF THE BOARD OF DIRECTORS

                      K. Janelle Poppe

                      Corporate Secretary

Elizabethtown, Kentucky
April             , 2009

APPENDIX TO PROXY STATEMENT — FORM OF PROXY CARD

REVOCABLE PROXY

FIRST FINANCIAL SERVICE CORPORATION

ANNUAL MEETING OF STOCKHOLDERS

May 20, 2009

THIS PROXY CARD IS SOLICITED BY THE BOARD OF DIRECTORS

The  undersigned shareholder in First Financial Service Corporation (the “Corporation”) hereby appoints the Board of Directors of the Corporation, his true and lawful attorneys and proxies, with full power of substitution in and for each of them, to vote all shares of the Corporation which the undersigned is entitled to vote at the Annual Meeting of Shareholders to be held at the Corporation’s home office, 2323 Ring Road, Elizabethtown, Kentucky, on Wednesday, May 20, 2009, at 5:00 p.m. local time, or at any adjournment thereof, with all the powers the undersigned would possess, including full power to vote the shares cumulatively in the election of directors, if the undersigned was present personally at the Annual Meeting or any adjournment thereof, as follows:

	VOTE	AUTHORITY
	FOR	WITHHELD

1. The election as directors of all nominees listed below (except as marked to the contrary below).	☐	☐

B. Keith Johnson John L. Newcomb, Jr.
Diane E. Logsdon Donald Sheer

INSTRUCTION:  To withhold authority to vote for any individual, insert that nominee’s name on the line below.

	FOR	AGAINST	ABSTAIN
2. Non-binding advisory vote on executive compensation. To approve, in a non-binding advisory vote, the compensation of the Corporation’s executives as disclosed in the accompanying proxy statement.	☐	☐	☐

The Board of Directors recommends a vote “FOR” each of the nominees listed in item 1 and “FOR” the approval in a non-binding advisory vote of the compensation of the Corporation’s executives as disclosed in the accompanying proxy statement in item 2.

The proxies are hereby authorized to vote in their discretion on any other matter that may properly come before the Annual Meeting or any adjournment thereof.

Top of Card	Logo	First Financial
Service Corporation

The Directors and Officers of

First Financial Service Corporation

Cordially invite you to attend our Annual Meeting of Shareholders

Wednesday, May 20, 2009, 5:00 p.m.

Corporation’s Home Office

2323 Ring Road

Elizabethtown, KY  42701

IMPORTANT

In order that there may be a proper representation at the meeting, we urge you to sign, date and mail the below proxy card even though you now plan to attend.  If you are present you may, if you wish, vote personally on all matters brought before the meeting.

This Proxy is Solicited by the Board of Directors and the shares represented hereby will be voted as directed and in accordance with the accompanying proxy statement.  If no instructions are provided, the shares represented hereby will be voted “For” the election of the directors and “For” the approval of the compensation of the Company’s executives in Item 2 and in the discretion of the proxies upon such other matters as may properly come before the Meeting.

Should the undersigned be present and elect to vote at the Meeting or at any adjournment thereof and after notification to the Secretary of the Corporation at the Meeting of the Undersigned’s decision to terminate this proxy, then the power of said attorneys and proxies shall be deemed terminated and of no further force and effect.

The undersigned acknowledges receipt from the Corporation prior to the execution of this proxy card of a Notice of the Meeting, a Proxy Statement dated April 15, 2009, and the 2008 Annual Report to Shareholders.

Signature

Signature

Date	, 2009

Please sign exactly as your name appears above.  When signing as attorney, executor, administrator, trustee or guardian, please give your full title.

PLEASE COMPLETE BOTH SIDES, SIGN AND MAIL THIS PROXY PROMPTLY IN THE ENCLOSED POSTAGE-PAID ENVELOPE.